UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2020

TARONIS FUELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56101	32-0547454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

24980 N. 83rd Avenue, Suite 100

Peoria, AZ 85383

(Address of principal executive offices) (Zip Code)

(866) 370-3835

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2020, Taronis Fuels, Inc., a Delaware corporation (the “Company”), closed a private placement (the “Offering”) of shares of its restricted common stock, par value $0.000001 (the “Common Stock”), in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D, Rule 506(b) as promulgated thereunder. In connection with the Offering, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with several accredited investors (each a “Purchaser” and, collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchasers an aggregate of 108,500,000 shares of restricted Common Stock at a price per share of $0.10. The Company received a total of $ 10,850,000 in gross proceeds from the Offering, before deducting Offering expenses and commissions, including the placement agent’s commission of $ 922,500, and reimbursement of the placement agent’s legal fees and other expenses in the amount of $ 60,000.

The Purchase Agreement contains customary representations, warranties, and covenants of the Company. The Company agreed to indemnify the Purchasers and certain of their affiliates from any breaches of the representations, warranties, or covenants made by the Company in the Purchase Agreement.

In connection with the Offering, on October 14, 2020, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the Registration Rights Agreement, within thirty (30) days of October 14, 2020 the Company is required to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 covering the registration and resale on a continuous basis of the Common Stock issued to the Purchasers in the Offering. The Registration Statement also provides the Purchasers piggy-back registration rights in the event there is not an effective registration statement covering their shares of Common Stock issued in the Offering and the Company determines to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act.

The foregoing description of the terms of the Purchase Agreement and Registration Rights Agreement, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement and form of Registration Rights Agreement, copies of which are filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

On October 9, 2020, the Company issued 100,000 shares of restricted common stock valued at a market price of $0.1132 to a consultant for services rendered or to be rendered. The shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act.

On September 1, 2020, the Company issued 576,923 shares of restricted common stock valued at a market price of $0.13 as partial payment for a deposit due under a lease agreement. The shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act.

On August 25, 2020, the Company issued 200,000 shares of restricted common stock valued at a market price of $0.132 to a consultant for services rendered or to be rendered. The shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, or the Securities Act.

On August 21, 2020, the Company issued 200,000 shares of restricted common stock valued at a market price of $0.15 to a consultant for services rendered or to be rendered. The shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act.

On August 20, 2020, the Company issued 2,500,000 shares of restricted common stock for no additional consideration to certain accredited investors pursuant to obligations under the terms of a private placement originally disclosed on a Current Report on Form 8-K filed with the SEC on June 18, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Common Stock Purchase Agreement dated as of October 14, 2020 by and among Taronis Fuels, Inc. and the Purchasers set forth on the signature pages
10.2	Form of Registration Rights Agreement dated as of October 14, 2020 by and among Taronis Fuels, Inc. and the Purchasers set forth on the signature pages

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2020	TARONIS FUELS, INC.

	By:	/s/ Scott Mahoney
	Name:	Scott Mahoney
	Title:	Chief Executive Officer